SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2009 (November 11, 2009)

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of President and Chief Operating Officer

On November 11, 2009, Brian D. Garrett resigned as President and Chief Operating Officer of CommScope, Inc. (the “Company”), effective January 1, 2010. Mr. Garrett will assume other duties with the Company until his planned retirement in 2010. Mr. Garrett joined CommScope in 1980 and has served as CommScope’s President and Chief Operating Officer since 1997.

(c) Appointment of President and Chief Operating Officer and Certain Officers

On November 11, 2009, the Board of Directors of the Company elected Marvin S. Edwards, Jr. as President and Chief Operating Officer of the Company, to be effective January 1, 2010.

Mr. Edwards, 60, has been Executive Vice President and General Manager, Wireless Network Solutions for the Company since December 2007, when the Company acquired Andrew Corporation. Prior to that, he was Executive Vice President—Business Development and Chairman of the Company’s wholly owned subsidiary, Connectivity Solutions Manufacturing, Inc. (“CSMI”), since April 2005. He was previously acting President of CSMI from October 2004 to April 2005. Between 2001 and 2003, he was President and Chief Executive Officer of OFS Fitel, LLC and OFS BrightWave, LLC, a joint venture between the Company and The Furukawa Electric Co., Ltd. Mr. Edwards joined the Company earlier in 2001 as Executive Vice President—Strategic Development and President of the Wireless Products Group. Between 1986 and 2001, he served in various capacities with Alcatel, including President of Alcatel North America Cable Systems and President of Radio Frequency Systems (RFS).

In connection with Mr. Edwards’ election as President and Chief Operating Officer, on November 11, 2009, the Compensation Committee of the Board of Directors of the Company increased Mr. Edwards’ annual base salary to $556,000, and his target Annual Incentive Plan award percentage was changed to 85%, each effective as of January 1, 2010.

In addition, on November 11, 2009, the Board of Directors of the Company elected (i) Edward A. Hally, currently Executive Vice President and General Manager, Antenna, Cable and Cabinet Group, to the position of Executive Vice President and Chief Commercial Officer, (ii) Randall W. Crenshaw, currently Executive Vice President and General Manager, Enterprise Solutions, to the position of Executive Vice President and Chief Supply Officer, and (iii) Robert C. Suffern, currently Senior Vice President and General Manager, RF Power Amplifiers, to the position of Senior Vice President and Chief Technology Officer, each to be effective January 1, 2010.

The Company’s press release announcing the appointment of Mr. Edwards as the Company’s President and Chief Operating Officer is included with this Form 8-K as Exhibit 99.1.

(e) Compensatory Arrangements of Certain Officers

In connection with Mr. Hally’s election as Executive Vice President and Chief Commercial Officer, on November 11, 2009, the Compensation Committee of the Board of Directors of the Company increased Mr. Hally’s annual base salary to $480,000, and his target Annual Incentive Plan award percentage was changed to 75%, each effective as of January 1, 2010.

Item 9.01.	Financial Statements and Exhibits.

Exhibit.	Description.

99.1	CommScope, Inc. press release, dated November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2009

COMMSCOPE, INC.

By:	/S/ JEARLD L. LEONHARDT
Jearld L. Leonhardt
Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit.	Description.

99.1	CommScope, Inc. press release, dated November 12, 2009.